CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated February 10, 2000, relating to the audited financial statements for period from inception (December 7, 1999) to March 31, 2000 in the first amendment to the registration statement on SB-2 of Profitcom.com, Inc. to be filed with the Securities and Exchange Commission.


April 27, 2000

                                      /s/Thomas Monahan
                                      ------------------
                                      Thomas Monahan CPA